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                                                                      Exhibit 11

                             American International Group, Inc. and Subsidiaries

Computation of Earnings Per Share

(in millions, except per share amounts)
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Years Ended December 31,                                            2000(a)       1999(b)       1998(b)       1997(b)       1996(b)
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
Numerator:

Basic:
Net income                                                       $ 5,636       $ 5,055       $ 4,282       $ 3,711       $ 3,171
Dividends on convertible preferred stocks                             --            --           (12)          (18)          (27)
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Net income applicable to common stock                              5,636         5,055         4,270         3,693         3,144
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Diluted:
Net income                                                         5,636         5,055         4,282         3,711         3,171
Dividends on non-convertible preferred stock                          --            --            --            (6)          (12)
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Net income applicable to common stock                              5,636         5,055         4,282         3,705         3,159
================================================================================================================================
Denominator:

Basic:
Average shares outstanding used in the computation
 of per share earnings:
   Common stock issued                                             2,484         2,496         2,448         2,427         2,415
   Common stock in treasury                                         (166)         (174)         (166)         (161)         (149)
   Common stock issued and outstanding but not vested to
     participants under various employee stock plans                  --            --            (4)           (4)           (4)
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Average shares outstanding-basic                                   2,318         2,322         2,278         2,262         2,262
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Diluted:
Average shares outstanding used in the computation of
 per share earnings:
   Common stock issued                                             2,484         2,496         2,448         2,427         2,415
   Common stock in treasury                                         (166)         (174)         (166)         (161)         (149)
   Stock options and stock purchase plan (treasury
     stock method)                                                    25            28            22            17            15
   Average number of shares issuable upon conversion
     of Series D Mandatory Conversion Premium Dividend
     Preferred Stock                                                  --            --            --            --             6
   Average number of shares issuable upon conversion
     of Series E Mandatory Conversion Premium Dividend
     Preferred Stock                                                  --            --            21            24            28
   Average number of shares issuable upon conversion of
     Premium Equity Redemption Cumulative Security Units              --            --             6             6            --
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   Average shares outstanding-diluted                              2,343         2,350         2,331         2,313         2,315
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Earnings per share:
Basic                                                            $  2.43       $  2.18       $  1.87       $  1.63       $  1.39
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Diluted                                                          $  2.41       $  2.15       $  1.83       $  1.60       $  1.37
================================================================================================================================

(a) The number of common shares outstanding as of December 31, 2000 was 2,333. The number of common shares that would have been outstanding as of December 31, 2000 assuming the exercise or issuance of all dilutive potential common shares outstanding was 2,360.

(b) Share information reflects a common stock split in the form of a 50 percent common stock dividend paid July 28, 2000, a common stock split in the form of a 25 percent common stock dividend paid July 30, 1999 and common stock splits in the form of 50 percent common stock dividends paid July 31, 1998 and July 25, 1997.


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